UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
May 28, 2009
ZIX CORPORATION
(Exact name of Registrant as specified in its charter)

TEXAS	0-17995	75-2216818
(State of incorporation	(Commission file number)	(I.R.S. employer identification
or organization)		number)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
     On May 28, 2009, Zix Corporation (the “Company”) provided written notification to Mr. Ronald A. Woessner, the Company’s Senior Vice President, General Counsel and Secretary, of the termination of his employment. Pursuant to and in accordance with Mr. Woessner’s pre-existing Amended and Restated Severance Agreement, dated as of December 18, 2008, he is entitled to a 90-day paid leave of absence, following which his employment will terminate. Provided Mr. Woessner complies with his obligations under the Amended and Restated Severance Agreement (including, but not limited to, providing the Company with a release of claims), he will be entitled to receive a lump sum severance payment of $337,500, representing 18 months of his base salary, within 60 days after the conclusion of his leave of absence.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: June 3, 2009	By:	/s/ Susan K. Conner
Susan K. Conner
Chief Financial Officer